Exhibit 10.3

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Pledge Agreement”), dated as of May 1, 2023, is made and entered into by and between U-Swirl International, Inc., a Nevada corporation (the “Pledgee”), Bob Partners X, LLC, a Delaware limited liability company (the “Pledgor 1”), and Kishan Patel, Nimesh Dahya, Nealesh Dahya, Sanjay Patel, Ravi Patel and Mina Yu (collectively “Pledgor 2”), and U Swirl, LLC, a Delaware limited liability company (“Buyer” and, together with Pledgor 1 and Pledgor 2, collectively, the “Pledgors”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement (as defined below).

RECITALS

1.    Pledgor 1 owns all membership interests (the “Pledgor 1 Equity Interests”) in of Buyer; Pledgor 2 owns collectively all of the membership interests (the “Pledgor 2 Equity Interests”) in Pledgor 1; and Buyer owns all the membership interests (collectively, the “Buyer Equity Interests”) in each of U Swirl Franchising LLC, a Delaware limited liability company (“Franchising”), and U Swirl Gift Card LLC, an Arizona limited liability company (together with Franchising, the “Subsidiaries”).

2.    The Pledgee and Buyer are parties to that certain Asset Purchase Agreement dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Purchase Agreement”), whereby the Pledgee is selling all or substantially all of its assets to Buyer. The Purchase Price is being paid partially in the form of a Promissory Note delivered by Buyer to Pledgee, and guaranteed by the Pledgors pursuant to Section 3 herein, with an aggregate principal amount equal to $1,000,000 (the “Promissory Note”).

3.    The Pledgee, Buyer, Pledgor 1 and the Subsidiaries are parties to that certain Security Agreement, dated as of the date hereof (the “Security Agreement”), whereby each of Buyer, Pledgor 1 and the Subsidiaries granted to Pledgee a first-priority security interest in all of each of Buyer’s and Pledgor 1’s and each Subsidiaries’ right, title and interest in and to the Collateral (as defined in the Security Agreement).

4.    Each Pledgor wishes to grant further security and assurance to the Pledgee in order to secure all of Buyer’s obligations under the Promissory Note, including, without limitation, the prompt payment when due of the principal of and interest on the Promissory Note (including interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Buyer, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) (collectively, the “Obligations”), by pledging to the Pledgee, simultaneously with Buyer’s delivery of the Promissory Note, all of the Pledgor 1 Equity Interests, Pledgor 2 Equity Interests, Buyer Equity Interests and any other equity interests held by each Pledgor from time to time in Buyer (collectively, the “Pledged Equity Interests”) on and subject to the terms and conditions herein.

4.         The Pledged Equity Interests constitute all of the issued and outstanding equity interests of Buyer.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1    Grant of Security Interest. Each Pledgor hereby pledges, assigns and transfers to the Pledgee, and grants the Pledgee, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, now existing or hereafter arising, a continuing first priority security interest in any and all of the following property, whether now owned or at any time hereafter acquired by such Pledgor or in which such Pledgor may hold or may hereafter acquire any, direct or indirect (whether through an Affiliate or otherwise), right, title or interest (the “Pledged Collateral”):

(a)    all estate, right, title and interest now held or hereafter acquired by such Pledgor in and to any Pledged Equity Interests, including, without limitation, all of its rights to properties, assets, dividends or any other payments, in respect of the Pledged Equity Interests;

(b)    all certificates and other instruments evidencing the Pledged Equity Interests;

(c)    any, direct or indirect, right of such Pledgor to receive distributions of money or property, or both, for any reason whatsoever from Buyer with respect to the Pledged Equity Interests;

(d)    all other property of every kind and description, real, personal or mixed, and interests therein now held or hereafter acquired by such Pledgor with respect to the Pledged Equity Interests, wherever located or however acquired; and

(e)    the Proceeds (as such term is defined in the Uniform Commercial Code as in effect from time to time in the State of Delaware (the “Code”)) of all such Pledged Equity Interests and of any of the foregoing.

SECTION 2    Delivery of Pledged Equity and Covenants.

(a)    Each Pledgor shall, in the event that the Pledged Collateral is evidenced by any certificate(s), promptly deliver any certificate(s) evidencing the Pledged Collateral, together with duly executed transfer powers or other instruments of transfer (each in form and substance reasonably satisfactory to the Pledgee) duly executed in blank by such Pledgor (the “Held Certificates”) until the Obligations are indefeasibly paid in full in cash or performed, as the case may be.

(b)    Each Pledgor wills execute, acknowledge, if necessary, deliver and cause to be recorded or filed, from time to time, such financing statements, continuation statements, documents or instruments, or take any other action requested by the Pledgee, deemed necessary or appropriate by the Pledgee to create, preserve, perfect and continue perfected the first priority perfected security interest for the benefit of the Pledgee granted hereby or to enable the Pledgee to exercise and enforce its rights hereunder, and will cause to be promptly and duly taken, executed, acknowledged or delivered all such further acts, conveyances, documents and assurances as the Pledgee may from time to time reasonably request in order to more effectively carry out the intent and purposes of this Pledge Agreement. The Pledgors also hereby irrevocably authorize the Pledgee to file any such financing or continuation statement at any time and from time to time in any filing office without the signature of the Pledgors to the extent permitted by applicable law. The Pledgors and the Pledgee agree that a carbon, photographic or other reproduction of this Pledge Agreement or a financing statement is sufficient as a financing statement. If any amount payable under or in connection with any of the Pledged Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to the Pledgee, duly endorsed in a manner satisfactory to the Pledgee, to be held as Pledged Collateral pursuant to this Pledge Agreement.

(c)    The Pledgors will not create, incur or permit to exist, will defend the Pledged Collateral against, and will take such other action as is necessary to remove, any mortgages, indentures, liens, security interests, licenses or other encumbrances or restrictions (collectively, “Liens”) or claim on or to the Pledged Collateral, other than the Liens created hereby, and will defend the right, title and interest of the Pledgee in and to any of the Pledged Collateral against the claims and demands of all Persons.

(d)    The Pledgors hereby agree, immediately upon receipt or acquisition thereof, to transfer to the Pledgee any and all additional Pledged Equity Interests hereafter acquired by such Pledgor, directly or indirectly, and that such additional Pledged Equity Interests (and the proceeds therefrom) shall thereafter be included in the definition of Pledged Collateral for all purposes hereunder and shall be subject to the security interest granted herein, and to deliver to the Pledgee immediately upon receipt thereof any certificates or instruments evidencing the ownership of such additional Pledged Equity Interests received by him or it, duly endorsed in blank or accompanied by proper instruments of assignment duly endorsed in blank.

(e)    Each Pledgor hereby acknowledges and agrees that the Pledgee will rely on the representations, warranties, covenants and agreements made by the Pledgors in this Pledge Agreement, and Pledgors hereby affirm such representations, warranties, covenants and agreements to the Pledgee.

(f)    The Pledgors hereby covenant and agree to pay or perform, as the case may be, each of the Obligations as and when due, in accordance with and subject to their terms.

(g)    Within ten (10) Business Days after each Pledgor obtains knowledge of any Event of Default, such Pledgor will provide notice to the Pledgee in the manner provided in Section 11.

SECTION 3    Guaranty.

(a)    For purposes of this Section 3, “Guarantors” means Pledgor 1 and Pledgor 2 and “Guaranteed Obligations” has the meaning of “Obligations” set forth herein.

(b)    Each Guarantor hereby, jointly and severally, irrevocably and unconditionally guarantees to Pledgee, as and for Guarantor’s own debt, until final and indefeasible payment thereof has been made, (a) payment of the Guaranteed Obligations, in each case when and as the same shall become due and payable, whether at maturity, pursuant to a mandatory prepayment requirement, by acceleration, or otherwise; it being the intent of each Guarantor that the guaranty set forth herein shall be a guaranty of payment and not a guaranty of collection, and (b) the punctual and faithful performance, keeping, observance, and fulfillment by the Buyer of all of the agreements, conditions, covenants, and obligations of the Buyer contained in the Purchase Agreement. For the avoidance of doubt, and notwithstanding any other provision of this Pledge Agreement, the Security Agreement, Purchase Agreement or the Promissory Note, it is acknowledged and agreed that the Guaranteed Obligations are limited recourse to the Guarantors with respect to the exercise of rights and remedies in respect of the Pledged Equity Interests pursuant to this Pledge Agreement, and that Guarantors shall not otherwise have any obligation or liability for or in respect of the Guaranteed Obligations and the Pledgee shall not make any demand or claim upon Guarantors in respect of the Guaranteed Obligations other than with respect to its exercise of rights and remedies in respect of the Pledged Equity Interests pursuant to this Pledge Agreement.

SECTION 4    Administration of Security. The following provisions shall govern the administration of the Pledged Collateral:

(a)    So long as no Event of Default has occurred and is continuing (as used herein, “Event of Default” shall mean the occurrence of any Event of Default under the Promissory Note), the Pledgors shall be entitled to act with respect to the Pledged Collateral in any manner not inconsistent with this Pledge Agreement, the Security Agreement, the Purchase Agreement and the Promissory Note.

(b)    If while this Pledge Agreement is in effect, the Pledgors shall become entitled to receive or shall receive any debt or equity security certificate (including, without limitation, any portion of the membership interests comprising the Pledge Collateral in connection with any reclassification, increase or reduction of capital, or issued in connection with any reorganization), option or right, or any other property, whether as a dividend or distribution or other issuance in respect of, in substitution of, or in exchange for any Pledged Collateral, or any non‑cash proceeds from any sale, transfer or other disposition (collectively, a “Sale”) of any Pledged Collateral or any non‑cash proceeds from any Sale of any such non‑cash proceeds or other Pledged Collateral, each Pledgor shall agree to accept the same as the Pledgee’s agent and to hold the same in trust on behalf of and for the benefit of the Pledgee and to deliver the same forthwith to the Pledgee in the exact form received, with the endorsement of the Pledgor when necessary and/or appropriate undated security transfer powers duly executed in blank, to be held by the Pledgee, subject to the terms of this Pledge Agreement, as additional collateral security for the Obligations. Notwithstanding the foregoing, it is agreed that each Pledgor may exercise any option or right received as contemplated in the preceding sentence, and the Pledgee will exercise any such option or right upon receipt of written instructions to that effect and any required payments or documents from each Pledgor, and the securities received upon such exercise of any such option or right shall thereafter be held by the Pledgee as contemplated by the preceding sentence.

(c)    Subject to any Sale by the Pledgee of the Pledged Collateral pursuant to this Pledge Agreement, the Held Certificates (if any) shall be returned to each Pledgor upon payment in full of all Obligations.

(d)    The Pledgee’s sole duty with respect to the custody, safekeeping and physical preservation of any of the Pledged Collateral in its possession shall be to deal with them in the same manner as the Pledgee deals with similar securities and property for its own account. Neither the Pledgee nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Pledged Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any of the Pledged Collateral upon the request of each Pledgor or otherwise.

SECTION 5    Representations and Warranties of the Pledgors. The Pledgors jointly and severally represent and warrant to the Pledgee that:

(a)    the Pledgors, as applicable, own the Pledged Collateral and have the right to grant the security interest provided for herein, and the Pledged Collateral is not and will not be subject to any Liens or right or option on the part of any other Person to purchase or otherwise acquire the Pledged Collateral or any part thereof (other than the security interest established hereunder in favor of the Pledgee);

(b)    to each Pledgor’s knowledge, no security agreement, financing statement or other public notice with respect to all or any part of the Pledged Collateral is on file or of record in any public office, except such as may have been filed in favor of the Pledgee pursuant to this Pledge Agreement;

(c)    this Pledge Agreement has been duly executed by the Pledgors and constitutes the valid and legally binding agreement of Pledgors, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies;

(d)    the execution and delivery by the Pledgors of this Pledge Agreement and the fulfillment of and compliance with the terms hereof by the Pledgors do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in a violation of, or (iv) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to any law, statute, rule or regulation to which a Pledgor is subject, or any agreement, instrument, order, judgment or decree to which a Pledgor is a party or by which a Pledgor is bound;

(e)    no authorization, approval or consent is required to be obtained from, nor is any registration, declaration or filing required to be made with, any governmental authority or regulatory body or any other person in order to permit the Pledgors to execute, deliver and perform his or its obligations under this Pledge Agreement; and

(f)    the security interests granted pursuant to Section 1 of this Pledge Agreement will constitute valid perfected first priority security interests in all of the Pledged Collateral in favor of the Pledgee, as collateral security for the Obligations.

SECTION 6    Remedies in Case of an Event of Default. In the case an Event of Default shall have occurred and be continuing, the Parties agree as follows:

(a)    The Pledgee shall have all of the remedies of a secured party under the Code and, without limiting the generality of the foregoing, shall have the right, in its sole discretion, to effectuate a Sale of all or any part of the Pledged Collateral, or any interest in or option or right to purchase any part thereof, on any securities exchange on which the Pledged Equity Interests or any of them may be listed (in the case of Pledged Equity Interests) or, in any private sale or at public or private auction (in the case of all Pledged Collateral (including the Pledged Equity Interests)), with or without demand of performance or other demand, advertisement or notice of the time or place of any Sale or adjournment thereof or otherwise (except that the Pledgee shall give twenty (20) days’ notice to the Pledgors of the time and place of any Sale pursuant to this Section 6), for cash, on credit or for other property, for immediate or future delivery, and for such price or prices and on such terms as the Pledgee shall, in its sole discretion, determine, the Pledgors hereby waiving and releasing any and all right or equity of redemption whether before or after any Sale, hereunder. At any Sale, the Pledgee may bid for and purchase the whole or any part of the Pledged Collateral so sold free from any such right or equity of redemption. The Pledgee shall apply the proceeds of any such Sale first to the payment of all costs and expenses, including, without limitation, reasonable and actual attorneys’ or other advisors’ fees, incurred by the Pledgee or any of its affiliates in enforcing its rights under this Pledge Agreement and second to the payment of accrued and unpaid interest on the Promissory Note and then the unpaid principal of the Promissory Note, and thereafter to the payment of any other Obligations, and the Pledgors shall continue to be liable for any deficiency in any such amount. To the extent permitted by applicable law, the Pledgors waive all claims, damages, and demands against the Pledgee and its Affiliates arising out of the repossession, retention or transfer of the Pledged Collateral.

(b)    The Pledgors recognize that the Pledgee may be unable to effect a public sale of all or a part of any Pledged Equity Interests constituting part of the Pledged Collateral by reason of certain prohibitions contained in the Securities Act of 1933, or in the rules and regulations promulgated thereunder or in applicable United States state securities or “blue sky” laws, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Pledged Equity Interests for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgors agree that private sales so made may be at prices and on other terms less favorable to the seller than if the Pledged Equity Interests were sold at public sale, and that the Pledgee has no obligation to (i) delay the sale of the Pledged Equity Interests for the period of time necessary to permit the registration of the Pledged Equity Interests for public sale under the Securities Act, and under applicable United States state securities or “blue sky” laws or (ii) make, or take any action in furtherance of, a public sale. The Pledgors agree that a private sale or sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

(c)    If any consent, approval or authorization of any state, municipal or other governmental department, agency or authority should be necessary to effectuate any Sale by the Pledgee of the Pledged Collateral pursuant to this Section 6, the Pledgors will execute all such applications and other instruments as may be required in connection with securing any such consent, approval or authorization and will otherwise use the Pledgors’ best efforts to secure the same.

(d)    All rights of each Pledgor to receive the dividends and other distributions which it would otherwise be entitled to receive and retain pursuant to Section 13 shall immediately cease, and all such rights shall thereupon become vested in Pledgee, which shall have the sole right to exercise such voting and other consensual rights and receive and hold such dividends and other distributions as Pledged Collateral.

SECTION 7    The Pledgors’ Obligations Not Affected. The obligations of the Pledgors under this Pledge Agreement shall remain in full force and effect without regard to, and shall not be impaired by: (a) any subordination, amendment or modification of or addition or supplement to the Purchase Agreement or the Promissory Note, or any transfer of any thereof; (b) any exercise or non‑exercise by the Pledgee or any affiliate of the Pledgee of any right, remedy, power or privilege under or in respect of this Pledge Agreement, the Purchase Agreement or the Promissory Note, or any waiver of any such right, remedy, power or privilege; (c) any waiver, consent, extension, indulgence or other action or inaction in respect of this Pledge Agreement, the Promissory Note or the Purchase Agreement, or any assignment or transfer of any thereof; or (d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation, or the like, of the Pledgee or any of its affiliates, whether or not the Pledgors shall have notice of any of the foregoing.

SECTION 8    Transfer by the Pledgors. Neither Pledgor will transfer any of the Pledged Collateral or any interest therein. If any part of the Pledged Collateral is transferred in violation of this Pledge Agreement, the security interest granted to the Pledgee pursuant to Section 1 shall continue in the Pledged Collateral notwithstanding such transfer, and the Pledgors will deliver any proceeds thereof to the Pledgee to be held as Pledged Collateral hereunder (it being acknowledged and agreed that the delivery of any such proceeds shall not be deemed a waiver of any Event of Default arising as a result of the transfer of the Pledged Collateral in violation of this Section 8). The Pledgors hereby agree not to enter into any voting agreement or other agreement purporting to transfer or otherwise limit any of the rights that are pledged as Pledged Collateral without the prior written consent of the Pledgee (which may be given or withheld in its sole discretion).

SECTION 9    Attorney‑in‑Fact. The Pledgee is hereby appointed the attorney‑in‑fact of the Pledgors, with full power of substitution, for the purpose of carrying out the provisions of this Pledge Agreement and taking any action and executing any instrument which the Pledgee may deem necessary or advisable to accomplish the purposes hereof, including, without limitation, the execution of the agreements, financing statements and other instruments and documents described herein, which appointment as attorney‑in‑fact is irrevocable as one coupled with an interest, and shall survive the death, disability, incapacity, dissolution, bankruptcy, insolvency or termination of the Pledgors and the transfer of all or any portion of the Pledged Collateral and shall extend to the Pledgors’ heirs, successors, assigns and personal representatives.

SECTION 10    Termination. Upon payment in full of all Obligations and upon the due performance of and compliance with and subject to all the provisions of the Promissory Note and this Pledge Agreement, this Pledge Agreement shall automatically terminate and the Pledgors shall be entitled to the return of such of the Pledged Collateral as has not theretofore been sold, released or otherwise applied pursuant to the provisions of this Pledge Agreement, and the Pledgee shall within three (3) Business Days of written request by a Pledgor deliver to the Pledgors the Promissory Note marked “Paid In Full”, the Pledged Collateral and UCC‑3 termination statements executed by Pledgee (for filing/recording by Pledgor) terminating its security interest in any Pledged Collateral with respect to which any financing statement had been filed by the Pledgee.

SECTION 11    Notices. All notices or other communications required or permitted to be given hereunder shall be delivered as provided in the Purchase Agreement.

SECTION 12    Other Agreements. The Pledgors agree to execute and deliver all documents, provide all information and take or refrain from taking such actions as may be necessary or reasonably appropriate to achieve the purposes of this Pledgor Agreement.

SECTION 13    Dividends and Distribution. Unless and until there shall have occurred and be continuing an Event of Default, all cash dividends, cash distributions, cash proceeds and other cash amounts payable in respect of the Pledged Collateral shall be paid to, and retained by, the Pledgors; provided, that, upon the occurrence and during the continuation of an Event of Default, any and all cash dividends, cash distributions, cash proceeds and other cash amounts payable in respect of the Pledged Collateral, including but not limited to tax distributions made pursuant to and in accordance with each Pledgor’s operating agreement or equivalent governing document, set aside for payment shall first be applied by the Pledgors to repay the Promissory Note in accordance with the Promissory Note. The Pledgee shall be entitled to receive directly, and to retain as part of the Pledged Collateral all other or additional stock, notes, instruments or other securities or property (other than cash dividends) paid or distributed by way of dividend or otherwise in respect of the Pledged Collateral or by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate reorganization. All dividends, distributions or other payments which are received by the Pledgors contrary to this Section 13 shall be received in trust for the benefit of the Pledgee, shall be segregated from other property of the Pledgors and shall be forthwith paid over to the Pledgee as Pledged Collateral in the same form received (with any necessary endorsement).

SECTION 14    Further Assurances. The Pledgors hereby agree to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments as the Pledgee may reasonably require or deem advisable to carry into effect the purposes of this Pledge Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder. Each Pledgor agrees that it will not, without providing at least thirty (30) days’ prior written notice to Pledgee, change its legal name, identity, type of organization, jurisdiction of organization, corporate structure, location of its chief executive office or its principal place of business or its organizational identification number or amend its organizational documents in any manner adverse to the Pledgee. Each Pledgor will, prior to any change described in the preceding sentence, take all actions requested by Pledgee to maintain the perfection and priority of Lender’s security interest in the Pledged Collateral.

SECTION 15    Pledgee Liability. The Pledgee shall not be liable under this Pledge Agreement for any action taken or not taken except as provided by law or as a result of gross negligence, willful misconduct or fraud by the Pledgee.

SECTION 16    Security Interests Absolute. The Liens under this Pledge Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever (except as provided in Section 10 herein), including, without limitation: (a) any renewal, extension, amendment or modification of or addition or supplement to or deletion from the Promissory Note or any other instrument or agreement referred to therein, or any assignment or transfer thereof; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument or this Pledge Agreement; (c) any furnishing of any additional security or other Lien to the Pledgee or its assignee or any acceptance thereof or any release of any security by the Pledgee or its assignee; (d) any limitation on any party’s liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Pledgors, or any action taken with respect to this Pledge Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not the Pledgors shall have notice or knowledge of any of the foregoing.

SECTION 17    Reinstatement. If any payment by the Pledgors to the Pledgee of the Obligations is rescinded or must otherwise be returned by the Pledgee or any other Person to the Pledgors or any other Person making such payment upon the insolvency, bankruptcy, reorganization, dissolution or liquidation of the Pledgors, such other Person making such payment or otherwise, and is rescinded or returned, as though such payment had not been made, or if the proceeds of Pledged Collateral are required to be returned by the Pledgee to the Pledgors or any other Person, any security interest or Pledged Collateral securing such liability hereunder shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the security interest or Pledged Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender, such security interest or Pledged Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the security interest or Pledged Collateral securing the obligations of the Pledgors in respect of the amount of such payment.

SECTION 18    No Waiver; Cumulative Remedies. The failure of any Person to insist in one or more instances on performance by another Person of any obligation, condition or other term of this Pledge Agreement in strict accordance with the provisions hereof shall not be construed as a waiver of any right granted hereunder or of the future performance of any obligation, condition or other term of this Pledge Agreement in strict accordance with the provisions hereof, and no waiver with respect thereto shall be effective unless contained in a writing signed by or on behalf of the waiving party. The remedies in this Pledge Agreement shall be cumulative and are not exclusive of any other remedies provided by law, any other agreement or otherwise.

SECTION 19    Amendments; Waivers and Consents. The Pledgors and the Pledgee may amend or modify this Pledge Agreement by mutual written agreement. No waiver of any provision of this Pledge Agreement will be effective against any party hereto unless such waiver is in writing and is signed by the party against whom such waiver is to be effective. Any waiver shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 20    Severability. Whenever possible, each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Pledge Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Pledge Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

SECTION 21    Binding Effect, Assignment. This Pledge Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, representatives, successors and permitted assigns; provided, that, (i) each Pledgor may not assign any of its rights or obligations (whether by operation of law or otherwise) under this Pledge Agreement without the prior written consent of the Pledgee, and (ii) the Pledgee may assign all or any portion of its rights and obligations under this Pledge Agreement to any of its Affiliates without the prior written consent of each Pledgor.

SECTION 22    Applicable Law; Jurisdiction & Service of Process. This Pledge Agreement, and all claims, actions, causes of actions and proceedings based upon, related to or in connection with this Pledge Agreement, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Each of the parties hereto or bound hereby submits to the exclusive jurisdiction of the Delaware Court of Chancery (or any United States District Court or the Superior Court in New Castle County Delaware only if the Delaware Court of Chancery lacks subject matter jurisdiction) (the “Chosen Courts”) in any claims, actions, causes of actions or proceedings based upon, related to or in connection with this Pledge Agreement or the negotiation, execution or performance hereunder, and agrees that all claims, actions, causes of actions or proceedings in respect thereof shall be heard and determined in the Chosen Courts. Each party hereto or bound hereby also agrees not to bring any claims, actions, causes of actions or proceedings based upon, related to or in connection with this Pledge Agreement or the negotiation, execution or performance hereunder, in any court or venue (other than the Chosen Courts). Each of the parties hereto or bound hereby waives any defense of inconvenient forum to the maintenance of any claims, actions, causes of actions or proceedings so brought and waives any bond, surety or other security that might be required of any other party hereto or bound hereby with respect thereto.

SECTION 23    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS PLEDGE AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS PLEDGE AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES HERETO EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES HERE MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS PLEDGE AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

SECTION 24    Entire Agreement. This Pledge Agreement and the other agreements referred to in or contemplated by this Pledge Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, negotiations or representations with respect to the subject matter hereof. The parties to this Pledge Agreement have participated jointly in the negotiation and drafting of this Pledge Agreement. In the event an ambiguity or question of intent or interpretation arises, this Pledge Agreement will be construed as if drafted jointly by the parties to this Pledge Agreement, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Pledge Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be executed and delivered on the date first above written.

PLEDGEE:

U-SWIRL INTERNATIONAL, INC.

By:	/s/ Robert J. Sarlls
Name: Robert J. Sarlls
Title: Chief Executive Officer

[Signature Page to Pledge Agreement]

PLEDGORS:

BOB PARTNERS X, LLC

By:	/s/ Kishan Patel
Name: Kishan Patel
Title: Manager

/s/ Kishan Patel
Kishan Patel

/s/ Nimesh Dahya
Nimesh Dahya

/s/ Nealesh Dahya
Nealesh Dahya

/s/ Sanjay Patel
Sanjay Patel

/s/ Ravi Patel
Ravi Patel

/s/ Mina Yu
Mina Yu

U SWIRL, LLC

By: Bob Partners X, LLC
Its: Sole Member

By:	/s/ Kishan Patel
Name: Kishan Patel
Title: Manager

[Signature Page to Pledge Agreement]